ALIGHT REPORTS FIRST QUARTER 2022 RESULTS

– Achieved 5.2% Total Revenue Growth and 6.1% Employer Solutions Revenue Growth –

– Delivered Strong BPaaS Revenue Growth of 22.6% to $114 Million –

– BPaaS Bookings More Than Tripled to $122 Million –

– Reiterating 2022 Revenue and Adjusted EBITDA Outlook and 2023 10% Revenue Growth Target –

LINCOLNSHIRE, IL – May 9, 2022 – Alight (NYSE: ALIT), a leading cloud-based provider of integrated digital human capital and business solutions, today reported results for the first quarter ended March 31, 2022.

“Coming out of the pandemic, companies continue to struggle with attracting and retaining a more discerning workforce. When we combine the simple and seamless technology experience of the Alight Worklife® platform with the data and analytics of our content cloud solutions, and global delivery capabilities, we can power more confident decisions for employees and provide companies with the information they need to make smarter decisions around their people. This powerful combination is the Alight BPaaS model,” said Chief Executive Officer Stephan Scholl. “Our first quarter results illustrate the traction we are getting with new and expanded client relationships in the marketplace with BPaaS revenue and bookings all showing strong growth.”

First Quarter 2022 and Subsequent Highlights* (all comparisons are relative to first quarter 2021)

•
Increased revenue 5.2% to $725 million and improved net loss to $(13) million from $(21) million
•
Adjusted EBITDA grew 6.8% to $142 million
•
Business Process as a Service (BPaaS) revenue grew 22.6%, represents 15.7% of total revenue
•
BPaaS bookings on a total contract value basis more than tripled to $122 million
•
Have over 85% of anticipated 2022 revenue under contract
•
Secured new wins and expanded relationships with NEC, Genuine Parts Company, Adevinta and Rituals

* The Company’s discussion of the results of operations compares the results of the Successor three months ended March 31, 2022 (“Successor”) to the results of the Predecessor three months ended March 31, 2021 (“Predecessor”).

First Quarter 2022 Consolidated Results

For the first quarter, total revenue for the Successor three months ended March 31, 2022 increased 5.2% to $725 million, as compared to $689 million for the Predecessor prior year period. The growth was driven by a 6.1% increase in Employer Solutions revenue due to acquisitions, increased volumes and net commercial activity along with growth in the legacy Hosted Business segment. This growth was partially offset by a 2.2% reduction in Professional Services revenue.

Gross profit for the Successor three months ended March 31, 2022 increased 2.3% to $223 million or 30.8% of revenue, from $218 million, or 31.6% of revenue for the Predecessor prior year period. The improvement in gross profit was primarily driven by revenue growth, partially offset by higher costs associated with investments in the business and key resources.

Selling, general and administrative expenses for the Successor three months ended March 31, 2022 were $140 million, compared to $117 million for the Predecessor prior year period. The increase was primarily due to the issuance of equity compensation related incentive awards.

Interest expense for the Successor three months ended March 31, 2022 improved to $29 million as compared to $62 million for the Predecessor prior year period. The reduction was primarily due to the redemption of our Unsecured Senior Notes and the partial paydown of a Term Loan in conjunction with the Business Combination completed during the third quarter of 2021.

Loss before income tax expense for the Successor three months ended March 31, 2022 was $12 million compared to a loss before income tax benefit of $24 million for the Predecessor prior year period.

First Quarter 2022 Segment Results

Employer Solutions

Employer Solutions is driven by Alight’s digital, software and AI-led capabilities and spans total employee wellbeing and engagement, including integrated benefits administration, healthcare navigation, financial health, employee wellness and payroll.

Employer Solutions total revenues for the Successor three months ended March 31, 2022 increased 6.1% to $623 million, as compared to $587 million for the Predecessor prior year period, as a result of acquisitions, and increases in volumes and net commercial activity. Recurring revenue grew 6.9% to $570 million, while project revenue declined 1.9% to $53 million.

Employer Solutions gross profit for the Successor three months ended March 31, 2022 was $204 million, as compared to $201 million for the Predecessor prior year period.

Employer Solutions Adjusted EBITDA for the Successor three months ended March 31, 2022 was up 4.4% to $142 million, as compared to $136 million for the Predecessor prior year period.

Professional Services

Professional Services total revenues for the Successor three months ended March 31, 2022 were $90 million as compared to $92 million for the Predecessor prior year period down 2.2% or $2 million due to a decrease in project revenues of $3 million partially offset by an increase in recurring revenue of $1 million due to net commercial activity.

Professional Services gross profit for the Successor three months ended March 31, 2022 was $19 million as compared to $20 million for the Predecessor prior year period.

Professional Services Adjusted EBITDA was an immaterial amount for both the Successor three months ended March 31, 2022 and the Predecessor prior year period.

Hosted Business

Hosted Business revenues for the Successor three months ended March 31, 2022 were $12 million as compared to $10 million for the Predecessor prior year period. The increase of $2 million was due to higher volumes.

Hosted Business gross profit (loss) for the Successor three months ended March 31, 2022 was an immaterial amount as compared to a loss of ($3) million for the Predecessor prior year period.

Hosted Business Adjusted EBITDA for the Successor three months ended March 31, 2022 was an immaterial amount compared to a loss of ($3) million for the Predecessor prior year period. The increase of $3 million was driven by revenue growth.

Balance Sheet Highlights

As of March 31, 2022, the Company’s cash and cash equivalents balance was $326 million, total debt was $2,858 million and total debt net of cash and cash equivalents was $2,532 million.

In the first quarter 2022, the Company updated the benchmark reference rate on $2.5 billion of term loans to Term secured overnight financing rate (SOFR) from LIBOR. It also extended the maturity date and reduced the Term SOFR borrowing margin by 25 basis points on $2.0 billion of those term loans.

Business Outlook

The Company is affirming its full-year 2022 outlook:

•
Revenue of $3.09 to $3.12 billion (growth of 6% to 7%).

•
Adjusted EBITDA in the range of $650 million to $662 million.

•
Adjusted diluted EPS of $0.54 to $0.60.

•
BPaaS total contract value bookings of $680 to $700 million.

Earnings Conference Call and Webcast Information

A conference call to discuss the Company’s first-quarter 2022 financial results is scheduled for today, May 9, 2022 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). Interested parties can listen to the conference call by dialing 1-877-407-0792 or 1-201-689-8263, or by accessing the live webcast and accompanying presentation materials by logging on to the Investor Relations section on the Company’s website at http://investor.alight.com. A replay of the conference call and the accompanying presentation materials will be available on the investor relations website for approximately 90 days.

About Alight Solutions

With an unwavering belief that a company’s success starts with its people, Alight Solutions is a leading cloud-based provider of integrated digital human capital and business solutions. Leveraging proprietary AI and data analytics, Alight optimizes business process as a service (BPaaS) to deliver superior outcomes for employees and employers across a comprehensive portfolio of services. Alight allows employees to enrich their health, wealth and work while enabling global organizations to achieve a high-performance culture. Alight’s more than 16,000 dedicated colleagues serve more than 30 million employees and family members. Learn how Alight helps organizations of all sizes, including over 70% of the Fortune 100.

For more information, please visit www.alight.com.

Contacts

Investors:

Alight Investor Relations

investor.relations@alight.com

Media:

MacKenzie Lucas

mackenzie.lucas@alight.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the expected benefits of recent acquisitions and investments in our business, expectations regarding Alight’s business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the “Business Outlook” section of this press release. In some cases, these forward-looking statements can be identified by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks related to the level of business activity of our clients, risks related to the impact of the COVID-19 pandemic, including as a result of new strains or variants of the virus, competition in our industry, the performance of our information technology systems and networks, our ability to maintain the security and privacy of confidential and proprietary information and changes in regulation. Additional factors that could cause Alight’s results to differ materially from those described in the forward-looking statements can be found under the section entitled "Risk Factors" of Alight’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on March 10, 2022, as such factors may be updated from time to time in Alight's filings with the SEC, which are, or will upon filing be, accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Alight’s filings with the SEC. Alight undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Financial Statement Presentation

This press release includes certain historical consolidated financial and other data for Alight Holding Company, LLC (formerly known as Tempo Holding Company, LLC) (“Alight Holdings”) and its subsidiaries. In connection with the completion of our business combination transaction with FTAC on July 2, 2021 (the “Business Combination”), we undertook certain reorganization transactions so that substantially all of our assets and business are held by Alight Holdings, of which Alight, Inc. is the managing member.

As a result of the Business Combination, for accounting purposes, the Company is the acquirer and Alight Holdings is the acquiree and accounting predecessor. While the Closing Date was July 2, 2021, we determined that as the impact of one day would be immaterial to the results of operations, we utilized July 1, 2021 as the date of the Business Combination for accounting purposes. As a result of the Business

Combination, the tables in this press release present selected financial data for the successor for the three months ended March 31, 2022, and the predecessor for the three months ended March 31, 2021.

Non-GAAP Financial Measures

The Company’s discussion of the results of operations compares the results of the Successor three months ended March 31, 2022 to the results of the Predecessor three months ended March 31, 2021.

Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and intangible amortization adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance, is a non-GAAP financial measure used by management and our stakeholders to provide useful supplemental information that enables a better comparison of our performance across periods. Both Adjusted EBITDA and Adjusted EBITDA less Capital Expenditures are non-GAAP measures that are used by management and stakeholders to evaluate our core operating performance.

Adjusted Net Income, which is defined as net loss attributable to Alight, Inc. adjusted for intangible amortization and the impact of certain non-cash items that we do not consider in the evaluation of ongoing operational performance, is a non-GAAP financial measure used solely for the purpose of calculating Adjusted Diluted Earnings Per Share.

Adjusted Diluted Earnings per Share is defined as Adjusted Net Income divided by the adjusted weighted-average number of shares of Alight Inc. common stock, diluted. Adjusted Diluted Earnings per Share is used to by us and our investors to evaluate our core operating performance and to benchmark our operating performance against our competitors.

Reconciliations of the historical non-GAAP financial measures used in this press release are included in the attached tables. The presentation of non-GAAP financial measures is used to enhance our investors’ and lenders’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Reconciliations of projected non-GAAP measures included in the “Business Outlook” section of this press release are not included as they cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, we are unable to assess the probable significance of the unavailable information, which could have a material impact on our future GAAP financial results.

Alight, Inc.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
	March 31,	March 31,
(in millions, except per share amounts)	2022	2021
Revenue	$725	$689
Cost of services, exclusive of depreciation and amortization	491	452
Depreciation and amortization	11	19
Gross Profit	223	218

Operating Expenses
Selling, general and administrative	140	117
Depreciation and intangible amortization	85	55
Total operating expenses	225	172
Operating (Loss) Income	(2)	46
Other Expense
Gain from change in fair value of financial instruments	(13)	—
Gain from change in fair value of tax receivable agreement	(5)	—
Interest expense	29	62
Other (income) expense, net	(1)	8
Total other expense, net	10	70
Loss Before Income Tax Expense (Benefit)	(12)	(24)
Income tax expense (benefit)	1	(3)
Net Loss	(13)	(21)
Net loss attributable to noncontrolling interests	(2)	—
Net Loss Attributable to Alight, Inc.	$(11)	$(21)

Earnings Per Share
Basic net loss per share	$(0.02)
Diluted net loss per share	$(0.02)

Net Loss	$(13)	$(21)
Other comprehensive income, net of tax:
Change in fair value of derivatives	47	17
Foreign currency translation adjustments	(3)	4
Total other comprehensive income, net of tax:	44	21
Comprehensive Income Before Noncontrolling Interests	31	—
Comprehensive income attributable to noncontrolling interests	6	—
Comprehensive Income Attributable to Alight, Inc.	$25	$—

Alight, Inc.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2022	2021
(in millions, except share and per share amounts)	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$326	$372
Receivables, net	546	515
Other current assets	254	302
Total Current Assets Before Fiduciary Assets	1,126	1,189
Fiduciary assets	1,607	1,280
Total Current Assets	2,733	2,469
Goodwill	3,627	3,638
Intangible assets, net	4,090	4,170
Fixed assets, net	257	236
Deferred tax assets, net	4	3
Other assets	510	472
Total Assets	$11,221	$10,988

Liabilities and Stockholders' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	$319	$406
Current portion of long-term debt	40	38
Other current liabilities	394	401
Total Current Liabilities Before Fiduciary Liabilities	753	845
Fiduciary liabilities	1,607	1,280
Total Current Liabilities	2,360	2,125
Deferred tax liabilities	52	36
Long-term debt	2,818	2,830
Tax receivable agreement	574	581
Financial instruments	122	135
Other liabilities	311	353
Total Liabilities	$6,237	$6,060
Commitments and Contingencies
Stockholders' Equity
Class A Common Stock; $0.0001 par value, 1,000,000,000 shares authorized; 465,225,352 issued and outstanding as of March 31, 2022	$—	$—
Class B Common Stock; $0.0001 par value, 20,000,000 shares authorized; 9,980,906 issued and outstanding as of March 31, 2022	—	—
Class V Common Stock; $0.0001 par value, 175,000,000 shares authorized; 76,220,431 issued and outstanding as of March 31, 2022	—	—
Class Z Common Stock; $0.0001 par value, 12,900,000 shares authorized; 5,595,577 issued and outstanding as of March 31, 2022	—	—
Additional paid-in-capital	4,267	4,228
Retained deficit	(107)	(96)
Accumulated other comprehensive income	44	8
Total Alight, Inc. Equity	$4,204	$4,140
Noncontrolling interest	780	788
Total Stockholders' Equity	$4,984	$4,928
Total Liabilities and Stockholders' Equity	$11,221	$10,988

Alight, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
	March 31,	March 31,
(in millions)	2022	2021
Cash flows from operating activities
Net loss	$(13)	$(21)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation	17	24
Intangible amortization expense	79	50
Noncash lease expense	7	4
Financing fee and premium amortization	(1)	5
Share-based compensation expense	33	2
Gain from change in fair value of financial instruments	(13)	—
Gain from change in fair value of tax receivable agreement	(5)	—
Other	3	1
Change in assets and liabilities:
Receivables	(37)	52
Accounts payable and accrued liabilities	(82)	(31)
Other assets and liabilities	31	(47)
Cash provided by operating activities	$19	$39
Cash flows from investing activities
Capital expenditures	(41)	(27)
Cash used for investing activities	$(41)	$(27)
Cash flows from financing activities
Net increase in fiduciary liabilities	327	179
Members' equity unit repurchase	—	(2)
Borrowings from banks	54	54
Financing fees	(3)	—
Repayments to banks	(60)	(62)
Principal payments on finance lease obligations	(8)	(6)
Settlements of interest rate swaps	(4)	(7)
Tax payment for shares/units withheld in lieu of taxes	(1)	—
Contingent consideration payments	—	(1)
Cash provided by financing activities	$305	$155
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2)	1
Net increase in cash, cash equivalents and restricted cash	281	168
Cash, cash equivalents and restricted cash at beginning of period	1,652	1,536
Cash, cash equivalents and restricted cash at end of period	$1,933	$1,704

Alight, Inc.

Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA less Capital Expenditures

(Unaudited)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
	March 31,	March 31,
(in millions)	2022	2021
Net Loss	$(13)	$(21)
Interest expense	29	62
Income tax expense (benefit)	1	(3)
Depreciation	17	24
Intangible amortization	79	50
EBITDA	113	112
Share-based compensation	33	2
Transaction and integration expenses(1)	6	—
Non-recurring professional expenses(2)	—	9
Restructuring	6	7
Gain from change in fair value of financial instruments	(13)	—
Gain from change in fair value of tax receivable agreement	(5)	—
Other(3)	2	3
Adjusted EBITDA	$142	$133
Capital expenditures	(41)	(27)
Adjusted EBITDA less Capital Expenditures	$101	$106
Revenue	$725	$689
Adjusted EBITDA Margin(4)	19.6%	19.3%
(1)
Transaction and integration expenses relate to acquisition activity.
(2)
Non-recurring professional expenses includes external advisor and legal costs related to the Company's Business Combination completed in 2021.
(3)
For the three months ended March 31, 2022, other primarily includes expenses related to debt refinancing. For the three months ended March 31, 2021, other includes long-term incentives and expenses.
(4)
Adjusted EBITDA Margin defined as Adjusted EBITDA as a percentage of revenue.

Alight, Inc.

Reconciliation of Net Loss to Adjusted Net Income and Adjusted Diluted Earnings per Share

(Unaudited)

Three Months Ended
March 31,
(in millions, except share and per share amounts)	2022
Numerator:
Net Loss Attributable to Alight, Inc.	$(11)
Conversion of noncontrolling interest	(2)
Intangible amortization	79
Share-based compensation	33
Transaction and integration expenses	6
Restructuring	6
Gain from change in fair value of financial instruments	(13)
Gain from change in fair value of tax receivable agreement	(5)
Other	2
Tax effect of adjustments(1)	(28)
Adjusted Net Income	$67

Denominator:
Weighted average shares outstanding - basic and diluted	456,838,216
Exchange of noncontrolling interest units(2)	76,220,431
Impact of unvested RSUs(3)	11,137,394
Adjusted shares of Class A Common Stock outstanding - diluted	544,196,041
—
Basic and Diluted Net Loss Per Share	$(0.02)
Adjusted Diluted Earnings Per Share(4)(5)	$0.12
(1)
Income tax effects have been calculated based on statutory tax rates for both U.S. and foreign jurisdictions based on the Company's mix of income.
(2)
Assumes the full exchange of the units held by noncontrolling interests for shares of Class A Common Stock of Alight, Inc. pursuant to the exchange agreement.
(3)
Includes non-vested time-based restricted stock units that were determined to be antidilutive for U.S. GAAP diluted earnings per share purposes.
(4)
Excludes two tranches of contingently issuable earnout shares: (i) 7.5 million shares will be issued if the volume-weighted average price ("VWAP") of the Company's Class A Common Stock is >$12.50 for 20 consecutive trading days; and (ii) 7.5 million shares will be issued if the VWAP of the Company's Class A Common Stock is >$15.00 for 20 consecutive trading dates. Both tranches have a seven-year duration.
(5)
Excludes 35,501,399 performance-based units, which represents maximum achievement of the respective performance conditions for units granted during the year ended December 31, 2021 and the three months ended March 31, 2022.

Alight, Inc.

Reconciliation of Segment Adjusted EBITDA to Loss Before Income Tax Expense (Benefit)

(Unaudited)

	Segment Profit (4)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
	March 31,	March 31,
(in millions)	2022	2021
Employer Solutions	$142	$136
Professional Services	—	—
Hosted Business	—	(3)
Total Adjusted EBITDA of all reportable segments	142	133
Share-based compensation	33	2
Transaction and integration expenses (1)	6	—
Non-recurring professional expenses(2)	—	9
Restructuring	6	7
Other(3)	3	(5)
Depreciation	17	24
Intangible amortization	79	50
Operating (Loss) Income	(2)	46
Gain from change in fair value of financial instruments	(13)	—
Gain from change in fair value of tax receivable agreement	(5)	—
Interest expense	29	62
Other (income) expense, net	(1)	8
Loss Before Income Tax Expense (Benefit)	$(12)	$(24)
(1)
Transaction and integration expenses relate to acquisition activity.
(2)
Non-recurring professional expenses includes external advisor and legal costs related to the Company's Business Combination completed in 2021.
(3)
For the three months ended March 31, 2022, other primarily includes expenses related to debt financing, offset by Other income, net. For the three months ended March 31, 2021, other includes long-term incentive expenses, offset by Other expense, net.
(4)
Segment Profit is defined as Segment Adjusted EBITDA.

Alight, Inc.

Other Select Financial Data

(Unaudited)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
	March 31,	March 31,
($ in millions)	2022	2021
Segment Revenues
Employer Solutions:
Recurring revenue	$570	$533
Project revenue	53	54
Total Employer Solutions	623	587
Professional Services:
Recurring revenue	30	29
Project revenue	60	63
Total Professional Services	90	92
Hosted Business:
Recurring and total Hosted Business revenue	12	10
Total revenue	$725	$689

Segment Gross Profit
Employer Solutions	$204	$201
Professional Services	19	20
Hosted Business	-	(3)
Total gross profit	$223	$218

Segment Gross Margin
Employer Solutions	32.7%	34.2%
Professional Services	21.1%	21.7%
Hosted Business	0.0%	(30.0%)
Total gross margin	30.8%	31.6%

Segment Adjusted EBITDA
Employer Solutions	$142	$136
Professional Services	-	-
Hosted Business	-	(3)
Total adjusted EBITDA(1)	$142	$133

Segment Adjusted EBITDA Margin
Employer Solutions	22.8%	23.2%
Professional Services	0.0%	0.0%
Hosted Business	0.0%	(30.0%)
Total adjusted EBITDA margin	19.6%	19.3%

Total Company excluding Hosted Business
Revenue (3)	$713	$679
Gross profit	$223	$221
Gross margin	31.3%	32.5%
Adjusted EBITDA(1)	$142	$136
Adjusted EBITDA margin	19.9%	20.0%

Other Key Statistics
Recurring revenue	$612	$572
BPaaS revenue	$114	$93
BPaaS revenue as % of total revenue	15.7%	13.5%
BPaaS bookings(2)	$122	$40
(1)
A table reconciling Adjusted EBITDA to the closest comparable GAAP measure appears above.
(2)
BPaaS bookings are reported on a total contract value ("TCV") basis.
(3)
Total Company Revenue excluding Hosted Business is calculated by adding up Employer Solutions and Professional Services Segment Revenue shown above.